EXHIBIT 23.1


                        CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Commission file Nos. 333-27199 and 333-58847) of our report dated February 8, 2002, with respect to the consolidated financial statements of Mercury Waste Solutions, Inc. and Subsidiaries, appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001.


                                        McGLADREY & PULLEN, LLP



Minneapolis, Minnesota
March 28, 2002